UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 23, 2011, Obagi Medical Products, Inc. (the “Corporation”) entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), in connection with the declaration of a dividend distribution of Preferred Share Purchase Rights to stockholders of record on the Record Date (as defined in Item 3.03 below).  The material terms and conditions of the Rights Agreement are described below in response to Item 3.03.   The response to Item 3.03 is hereby incorporated by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 3.03.      Material Modification to Rights of Security Holders.

On December 23, 2011, the Board of Directors (the “Board of Directors”) of Obagi Medical Products, Inc. (the “Corporation”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Corporation (the “Common Shares”).  The dividend is payable on January 10, 2011 (the “Record Date”) to the stockholders of record on that date.  The description and terms of the Rights are set forth in a Rights Agreement (the “Agreement”) between the Corporation and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

Each Right entitles the registered holder to purchase from the Corporation one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Corporation (the “Preferred Shares”), at a price of $20.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment.

In the event that any person or group of affiliated or associated persons acquires beneficial ownership of twenty percent or more of the outstanding Common Shares (an “Acquiring Person”), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of each Right that number of Common Shares (or, under certain circumstances, other equivalently valued securities or other assets) having a market value of two times the exercise price of the Right.

If the Corporation is acquired in a merger or other business combination transaction or fifty percent or more of its consolidated assets or earning power are sold after a person or group becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be void) will thereafter have the right to receive for each Right that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

The “Distribution Date” of the Rights is the earlier of:

(i)           Ten days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of twenty percent or more of the outstanding Common Shares; or

(ii)           Ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of twenty percent or more of the outstanding Common Shares.

Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the Summary of Rights attached thereto.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Shares, and transfer of those certificates will also constitute transfer of these Rights.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being surrendered therewith, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire upon the earlier of: (i) December 23, 2014, unless that date is extended; (ii) the time at which the Rights are redeemed, as described below; (iii) the time at which the Rights are exchanged, as described below; (iv) December 23, 2012, unless the adoption of the Rights Agreement is ratified on or prior to such date by a majority of the votes cast with respect to that ratification matter by the holders of Common Shares present in person or by proxy at a stockholders meeting at which a quorum is present, and (v) the date of receipt by the Corporation’s Secretary of a certification of the failure of the Corporation’s stockholders to so ratify the adoption of the Rights Agreement at such stockholders meeting or pursuant to such proposed action by written consent.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications or certain distributions with respect to the Preferred Shares.  The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares.  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled to receive a minimum preferential quarterly dividend payment in an amount per share equal to the greater of (i) $10 and (ii) one thousand times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a preferential liquidation payment in an amount per share equal to the greater of (i) $10 (plus all accrued and unpaid dividends and distributions to the date of payment) and (ii) one thousand times the payment made per Common Share.  Each Preferred Share will have one thousand votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or other property, the holder of a Preferred Share will be entitled to receive one thousand times the amount received by the holder of a Common Share.  These rights are protected against dilution in the event additional Common Shares are issued.

The value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, approximate the value of one Common Share.

At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by such person or group of beneficial ownership of fifty percent or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment) or, under certain circumstances, for other securities or assets having a value equal to one Common Share (subject to adjustment) that would otherwise be issuable upon exchange of a Right.

At any time prior to any person or group becoming an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), subject to adjustment.  The Redemption Price will be payable in cash, Common Shares (including fractional shares) or any other form of consideration deemed appropriate by the Board of Directors.  The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

A “Qualifying Offer,” in summary terms, is an offer determined by a majority of the independent members of the Board of Directors to have the following characteristics, among others:  an all-cash, fully financed tender offer for all the outstanding Common Shares, at the same per-share consideration, made by an offeror beneficially owning less than five percent of the Common Shares, that remains open for a minimum of 120 business days, is subject to a minimum condition of a majority of the outstanding Common Shares and provides for a fifteen business day extension of the offering period - in the event of an increase in the price or the commencement of a bona fide alternative offer.  In the event the Corporation receives a Qualifying Offer, stockholders representing at least 10% of the Common Shares then outstanding may request that the Board of Directors of the Corporation call a special meeting of stockholders to vote to exempt the Qualifying Offer from the operation of the Agreement not earlier than 90, nor later than 120, business days following the commencement of such offer. The Board of Directors must then call and hold such a meeting to vote on exempting such offer from the terms of the Agreement within the 90th business day following receipt of the stockholder demand for such meeting.

The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or an affiliate or associate thereof).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects.  The Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired.  The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the occurrence of a person or group becoming an Acquiring Person, because until such time the Rights may generally be redeemed by the Corporation at $0.01 per Right.

The Rights Agreement, dated as of December 23, 2011, between the Corporation and the Rights Agent specifying the terms of the Rights is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement..

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2011, in connection with the adoption of the Rights Agreement referred to in Item 1.01, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designations, whereby the Corporation authorized 50,000 shares of its authorized preferred stock to be designated as Series A Junior Participating Preferred Stock, par value $0.001 per share, and set forth the rights, voting powers, preferences, qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock.  A brief description of the rights, voting powers, preferences, qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock is set forth in Item 3.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The full text of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Certificate of Designations is qualified in its entirety by reference to such exhibit.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

3.1
Certificate of Designations of Series A Junior Participating Preferred Stock of Obagi Medical Products, Inc. (incorporated by reference to Exhibit 3.1 of the Corporation’s registration statetement on Form 8-A filed with the Securities and Exchange Commission on December 23, 2011)

4.1
Rights Agreement dated as of December 23, 2011 between Obagi Medical Products, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent, including the form of Certificate of Designations of Series A Junior Participating Preferred Stock of Obagi Medical Products, Inc. attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C (incorporated by reference to Exhibit 4.1 of the Corporation’s registration statement on Form 8-A filed with the Securities and Exchange Commission on December 23, 2011).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: December 23, 2011	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer